SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549



	FORM 8-K


	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of
	the Securities Exchange Act of 1934



	January 26, 1999
	Date of Report (Date of earliest event reported)



	WARNER-LAMBERT COMPANY
	(Exact name of registrant as specified in its charter)


	Delaware
	(State or other jurisdiction of incorporation)

1-3608                                          22-1598912
(Commission File Number)     (IRS Employer Identification No.)


	201 Tabor Road, Morris Plains, New Jersey 07950-2693
(Address of principal executive offices)        (Zip Code)


	(973) 540-2895
	(Registrant's telephone number, including area code)


Item 5. Other Events.


Warner-Lambert Company, a Delaware corporation (the
"registrant" or "Warner-Lambert"), WLC Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Warner-Lambert ("Merger Sub"), and Agouron Pharmaceuticals, Inc., a California corporation ("Agouron"), have entered into an Agreement and Plan of Merger, dated as of January 26, 1999 (the "Merger Agreement"), whereby Merger Sub will be merged with and into Agouron, with Agouron as the surviving entity (the "Merger").

As a result of the Merger, each outstanding share of Agouron Common Stock will be converted into shares of common stock, par value $1.00 per share, of Warner-Lambert ("Warner-Lambert Common Stock") at an exchange rate equal to $60.00 divided by the average of the closing sales prices of Warner-Lambert Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 10 consecutive trading days up to and including the second immediately preceding trading day prior to the date of Agouron's Stockholders Meeting. In no event will the exchange rate be more than .9300, or less than .8108, of a share of Warner-Lambert Common Stock for each share of Agouron Common Stock. Each outstanding option for shares of Agouron Common Stock will be converted into options for the number of shares of Warner-Lambert Common Stock that would have been received if such options and warrants had been exercised immediately prior to the Merger.

The closing of the Merger is subject to certain conditions, including the approval of the common stockholders of Agouron and the receipt of customary antitrust clearance.

Concurrently with the execution and delivery of the Merger Agreement, Agouron and the registrant entered into a Stock Option Agreement (the "Stock Option Agreement"). Under the Stock Option Agreement, Warner-Lambert does not have the right to acquire any shares of Agouron Common Stock unless certain specified events occur. If the Option were to become exercisable, Warner-Lambert would be entitled to purchase upon exercise of the Option (subject to receipt of any necessary regulatory approvals) up to approximately 19.9% of the outstanding shares of Agouron Common Stock. The Stock Option Agreement provides Warner-Lambert with the right, in certain circumstances, to require Agouron to repurchase the option and any shares acquired by exercise of the option and with the right to require Agouron to register the Agouron Common Stock acquired by or issuable upon exercise of the option under the Securities Act of 1933, as amended.

In connection with the Merger Agreement, Agouron's
Board of Directors has resolved to amend its Amended and Restated
Rights Agreement dated as of November 10, 1998 in order to render the rights issued thereunder inapplicable to the Merger
Agreement, the Stock Option Agreement and the transactions contemplated thereby.

A copy of the press release, dated January 26, 1999, issued jointly by Warner-Lambert and Agouron, relating to the above-described transaction is attached as an exhibit to this report and is incorporated herein by reference.



Item 7. Financial Statements, Pro Forma Financial
Information and Exhibits.

The following exhibit is filed with this report:

Exhibit Number          Description


99              Press release of the registrant
and Agouron, issued January 26,
1999, regarding the Merger.

	SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WARNER-LAMBERT COMPANY


								Joseph E. Lynch
By: -----------------------
   Name:  Joseph E. Lynch
   Title: Vice President and
	  Controller


Dated: January 28, 1999

	EXHIBIT INDEX

Exhibit
Number

Description

	Page

99

Press release of the registrant and
Agouron, issued January 26, 1999,
regarding the Merger.